Chittenden CORPORATION

As of March 31, 2002

Chittenden BANK | THE BANK OF WESTERN MASSACHUSETTS | FLAGSHIP BANK | MAINE BANK & TRUST - a maine bank for maine people - | Ocean National

Chittenden CORPORATION

A Compelling Story

- Recognized competency in an attractive business mix
- Strategic acquisitions which provide strong earnings growth
- Low risk execution orientation provides an understandable opportunity
- Proven leadership provides aggressive focus to achieve superior financial results
- Well established and tangible shareholder orientation

Our Markets

- Economies in which we operate are stable with limited excess real estate inventory
- The underlying economic drivers are well diversified and have minimal technology exposure
- Chittenden's credit quality has remained very strong throughout the last ten years


Maine
Burlington
Vermont
Portland
New Hampshire
Kennebunk
Brattleboro
Manchester
Lowell
Springfield
Massachusetts
Boston
Worcester
Connecticut
Providence
Hartford
RHODE ISLAND

Assets by State

	12/31/94	3/31/02
VT	100%	54%
MA	0%	25%
NH	0%	9%
ME	0%	12%

Deposits by State

	3/31/02	MKT Share
VT	61%	24%
MA	22%	1%
NH	6%	1%
ME	11%	2%

- Chittenden Bank
- Bank of Western Mass
- Flagship Bank and Trust
- Maine Bank and Trust
- Ocean National Bank

Chittenden CORPORATION

Strategic Direction

- Continue to expand the existing franchise and our specialized businesses
- Pursue acquisitions of banks and financial services companies

Acquisition Strategy

- Primarily focused on commercial banks either as fill in opportunities or a platform to expand into new markets
- Provide a structure and resources to enhance the target's earnings growth
- Chittenden Corp operates as a multi-bank holding company with significant operating autonomy to the affiliates

Recent Acquisitions	Year	Consideration	Headquarters
Bank of Western Massachusetts	1995	Cash/Stock	Springfield, Massachusetts
Flagship Bank and Trust	1996	Stock	Worcester, Massachusetts
Pomerleau Insurance Agency	1997	Cash	Burlington, Vermont
Vermont Financial Services Corp	1998	Stock	Brattleboro, Vermont
Maine Bank and Trust	2001	Cash	Portland, Maine
Ocean National Bank	2002	Cash	Kennebunk, Maine

Chittenden CORPORATION

Core Businesses

Commercial

- Focus on small and mid-sized businesses
- Maintain conservative underwriting standards and discipline
- Complete range of business and specialty services

Consumer

- Geographically diverse branch franchise with both a consumer and commercial focus
- Excellent source of consumer and small business loans
- Efficient generator of low cost stable deposits
- Strong referral source for the company's fee based businesses

Chittenden CORPORATION

Business Services

Cash Management (5%)

- Full menu of products
- Domiciled on one operating system
- Dial up and web based access available
- Annualized three year growth rate of 28%

Payroll Services (2%)

- Over 700 customers
- Full menu of products
- Annualized three year growth rate of 25%

Business Credit Cards (1%)

- Only available to commercial customers
- Credit review performed as part of the normal commercial lending process
- Total loans outstanding of $6 million and fee income generated during first quarter was $200 thousand


MAINE
VERMONT
NEW HAMPSHIRE
MASSACHUSETTS

Pomerleau Agency (6%)

- Specializes in commercial property and casualty insurance
- Wholesale brokerage operation covering ten states
- Gross premium for the first three months of 2002 was $10 million

Retirement Plan Service (1%)

- Primary focus is on traditional defined benefit plans and defined contribution plans
- Provides custodial/directed trustee services for non-qualified plans
- Total retirement plan assets of $385 million

Merchant Services (4%)

- Full array of products
- High level of service to business clients
- Only offered within the franchise
- Volume of transactions processed for the first three months of 2002 were $189 million

Chittenden CORPORATION

Specialty Businesses

Asset Management Services (19%)

- Over $2.3 billion in assets under administration
- Over $1.9 billion in assets under management
- Services include asset management and personal trust

Retail Investments - Broker/Dealer (4%)

- Broker/dealer established in 1998
- Expanding the operation in 2002 by adding additional brokers in Massachusetts and New Hampshire

Captive Insurance

- Vermont is the U.S. domicile of choice for captive insurance companies
- Chittenden Bank is the leader for banking services to this industry

Corporate Trust (4%)

- Operates throughout the Northeast with low risk and high efficiency
- Annualized three year growth rate of 28%
- Over 50% of revenues come from outside Vermont
- Over $1.5 billion in assets under administration

Chittenden offers a wide variety of specialty businesses that are expanding throughout our footprint.

Government Banking

- Leader in government banking for Vermont
- Customers use a wide array of transaction, loan and deposit products
- Over $85 million in loans and $247 million in deposits

Mortgage Banking (21%)

- Full product menu offered through retail and wholesale distribution channels
- Originations for the first three months of 2002 were $171 million
- Mortgage servicing portfolio of $2 billion with $17 million in MSR assets

Automotive Finance

- Discretionary asset generator
- Operates only within our franchise
- Over $123 million in loans and $87 million in leases
- Insures the residual value of leasing assets

Chittenden CORPORATION

Consistent Superior Financial Performance

- Strong net interest margin
- Low cost stable sources of funding
- Strong fee based revenues in targeted businesses
- Efficient cost structure
- Strong capital
- Conservative reserves, and excellent credit quality

Strong Consistent Net Interest Margin


4.71%
4.67%
4.73%
4.74%
4.61%
1998
1999
2000
2001
1Q02

Stable net interest margin through a variety of interest rate cycles

A Diversified Loan Portfolio


Consumer
15%
Commercial
21%
Home Equity
6%
Construction
3%
Commercial RE
21%
Residential
34%

12/31/98


Consumer
16%
Commercial
21%
Home Equity
5%
Construction
2%
Commercial RE
25%
Residential
31%

12/31/00


Consumer
11%
Commercial
22%
Home Equity
6%
Construction
3%
Commercial RE
34%
Residential
24%

3/31/02

Portfolio *(in millions)*	1998	1999	2000	2001	3/31/2002
Commercial	$581	$592	$600	$645	$655
Commercial RE	574	642	723	904	1,023
Construction	69	55	58	80	91
Residential	927	918	884	672	737
Home Equity	160	149	140	183	189
Consumer	416	549	451	354	324
Total	$2,727	$2,905	$2,856	$2,838	$3,019

√ No syndicated credits

Chittenden CORPORATION

Strong Core Funding


CDs > $100,000 5%
Demand Deposits 16%
CDs < $100,000 22%
Borrowings 4%
Savings/NOWs/MMAs 53%

12/31/98


CDs > $100,000 6%
Demand Deposits 16%
CDs < $100,000 18%
Borrowings 3%
Savings/NOWs/MMAs 57%

12/31/00


CDs > $100,000 6%
Demand Deposits 15%
CDs < $100,000 17%
Borrowings 1%
Savings/NOWs/MMAs 61%

3/31/02

Funding	1998	1999	2000	2001	3/31/2002
Demand Deposits	$615	$534	$531	$621	$598
Savings/NOWs/MMAs	2,033	1,808	1,934	2,218	2,383
CDs < $100,000	834	649	615	635	675
CDs > $100,000	198	215	212	196	229
Borrowings	136	197	94	44	45
Total	$3,816	$3,403	$3,386	$3,714	$3,930

Chittenden CORPORATION

A Strong Diversified Stream of Noninterest Income


Other
Investment Management Income
Insurance Commissions 4%
Credit Card Income 8%
Gains on Sales of Loans 12%
Mortgage Servicing Income 5%
Service Charges on Deposits

12/31/98


Other 20%
Investment Management Income 26%
Insurance Commissions 5%
Credit Card Income 10%
Gains on Sales of Loans 5%
Mortgage Servicing Income 8%
Service Charges on Deposits 26%

12/31/00


Other 20%
Investment Management Income 25%
Insurance Commissions 6%
Credit Card Income 5%
Gains on Sales of Loans 17%
Mortgage Servicing Income 4%
Service Charges on Deposits 23%

3/31/02

Non-Interest Income	1998	1999	2000	2001	3/31/02
Investment Management Income	$12,913	$14,290	$13,567	$15,722	$3,972
Service Charges on Deposits	20,556	18,330	13,875	14,294	3,754
Mortgage Servicing Income	3,274	3,589	4,079	3,564	690
Gains on Sales of Loans	7,976	5,361	2,818	11,207	2,755
Credit Card Income	5,403	5,545	5,349	3,964	792
Insurance Commissions	2,878	2,538	2,894	3,391	937
Other	13,780	13,750	10,527	11,591	3,260
	$66,780	$63,403	$53,109	$63,733	$16,160
% of Total Revenue	28%	27%	25%	27%	27%

Chittenden CORPORATION

Financial Summary

		YTD 2002	2001	2000	1999	1998
	Per Common Share					
Earnings	Diluted Earnings *	$0.46	$1.80	$1.74	$1.54	$1.38
	Cash Diluted Earnings*	$0.46	$1.89	$1.81	$1.65	$1.54
	Diluted Earnings	$0.46	$1.80	$1.72	($0.07)	$1.38
	Dividends	$0.19	$0.76	$0.75	$0.65	$0.55
	Book Value	$11.63	$11.56	$10.49	$10.22	$11.22
	Tangible Book Value	$9.50	$10.52	$10.00	$9.70	$9.23
	Performance Ratios					
Growth	Net Interest Margin	4.61%	4.74%	4.73%	4.67%	4.71%
	Return on Average Equity *	16.07%	16.55%	17.44%	14.69%	13.05%
	Return on Average Assets *	1.44%	1.51%	1.56%	1.34%	1.22%
	Cash ROE	16.32%	17.39%	18.01%	15.77%	14.67%
	Cash ROA	1.46%	1.59%	1.61%	1.44%	1.36%
	Dividend Payout Ratio	41.15%	42.15%	42.85%	41.55%	39.30%
	Efficiency Ratio	59.13%	56.13%	54.47%	58.36%	60.08%
	Credit Quality Data					
Credit	NPAs to Loans & OREO	0.46%	0.46%	0.42%	0.33%	0.72%
	Loan Loss Reserve to Loans	1.61%	1.59%	1.41%	1.42%	1.51%
	Net Charge-Offs to Average Loans	0.03%	0.24%	0.32%	0.31%	0.46%
	Capitalization					
Capital	Leverage	7.28%	7.99%	8.65%	8.17%	7.58%
	Tier 1	9.15%	10.32%	10.82%	11.96%	10.76%
	Risk-Based	10.40%	11.57%	12.08%	13.23%	12.02%

* Operating

Chittenden CORPORATION

Return on Average Equity



17.55%
18.29%
17.44%
16.07%
16.55%
14.69%
13.77%
13.05%
18.00%
16.00%
14.00%
12.00%
10.00%
1997
1998
1999
2000
2001
1Q02

(1) Ratios calculated based on operating net income for the year.

Without Vermont Financial Services Corp

Chittenden CORPORATION

Return on Average Assets


1.60%
1.50%
1.40%
1.30%
1.20%
1.10%
1.00%
1.52%
1.53%
1.56%
1.51%
1.44%
1.34%
1.27%
1.22%
1997
1998
1999
2000
2001
1Q02

(1) Ratios calculated based on operating net income for the year.

Without Vermont Financial Services Corp

High Performance Bank Peer Group

	Market Valuation				Capital	Profitability				Credit Quality	
	Price / LTM	Price / 2002E	Price/ Tangible Book	Dividend Yield	Equity / Assets	LTM ROAA	LTM ROAE	LTM NIM	LTM Efficiency	NPAs / Loans	Reserves/ Loans
Chittenden:	16.9 x	16.0 x	262.36 x	2.59 %	8.58 %	1.51 %	16.55 %	4.74 %	56.13 %	0.46 %	1.58%
Median:	15.3 x	14.6 x	283.29 x	2.60 %	7.65 %	1.48 %	18.30 %	4.47 %	51.17 %	0.63 %	1.47%
Average:	15.6	15.0	322.37	2.18	8.04	1.50	19.29	4.45	51.31	0.63	1.50
High:	21.9	20.0	719.16	3.56	12.47	2.21	30.10	5.78	70.90	1.00	2.77
Low:	9.7	10.4	141.29	0.00	5.32	0.03	14.08	3.02	31.78	0.20	0.54



Price / Earnings
25.0
20.0
15.0
10.0
5.0
0.0
(x)
18.6
19.9
16.5
15.8
14.1
15.2
15.3
15.9
16.0
14.6
1998
1999
2000
2001
2002E
CHZ
PEER MEDIAN

Notes:
Peer group is comprised of all bank holding companies with assets between $3 and $10 billion, a ROAE greater than 15%, a non-performing asset ratio less than 1.5% and a net interest margin greater than 3.00%.
Nonperforming assets include loans past due 90 days or more and still accruing, nonaccrual loans, restructured loans and foreclosed real estate.
Source : SNL Securities, L.P. *(Prices as of May 10, 2002; financial data at, or for the twelve months ended, December 31, 2001)*

A Compelling Story

- Strong market share and a proven acquisition acumen
- Low risk balance sheet with a prudent growth strategy
- Diversified banking services with an emphasis on fee revenues
- Low exposure to volatile sectors with a fortress balance sheet

Chittenden
CORPORATION

Visit our website for a wide range of products, latest financial reports and many other interactive services: **www.chittendencorp.com**

This presentation contains "forward-looking statements" which may describe future plans and strategic initiatives. These forward-looking statements are based on current plans and expectations, which are subject to a number of factors and uncertainties that could cause future results to differ from historical performance or future expectations.